Exhibit 10.3
PRECISION BIOSCIENCES, INC. AMENDMENT TO EXTEND CONSULTING AGREEMENT
This amendment (this “Amendment”), dated and effective as of June 29, 2026 (the “Amendment Effective Date”), is entered into by and between Dr. Stanley R. Frankel, MD (the “Independent Contractor”) and Precision BioSciences, Inc. (“Company”).
WHEREAS, the Independent Contractor and Company have entered into a Consulting Agreement dated June 23, 2025 (the “Agreement”); and
WHEREAS, the parties wish to amend the Agreement to extend its term, pursuant to Section 11(A) and Section 21 of the Agreement and as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
1.DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.
2.AMENDMENT TO AGREEMENT TERM. The reference in the first sentence of Section 11(A) to “June 30, 2026” is hereby deleted and replaced with “August 31, 2026”. For clarification, the parties agree that the Agreement will be extended for an additional period, effective upon the expiration of the current Term as set forth in Section 11(A) of the Agreement and continuing through August 31, 2026.
3.CONTINUING EFFECT OF AGREEMENT. Except as expressly provided in this Amendment, all terms of the Agreement shall remain unchanged and in full force and effect. After the Amendment Effective Date, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by duly authorized representatives to be binding and effective as of the Amendment Effective Date.
Stanley R. Frankel, M.D.    Precision BioSciences, Inc.

Sign: /s/ Stanley Frankel        Sign: /s/ Cindy Atwell
Name: Stanley R. Frankel        Name: Cindy Atwell
Date: June 29, 2026    Title: CDBO

    Date: June 29, 2026